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                                 Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-31106 and 333-68782) of CoorsTek, Inc. of our report dated February 7, 2002 relating to the financial statements and the financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers LLP
Denver, CO
March 1, 2002